Exhibit 99.1
Delek US Holdings, Inc. Reports Third-Quarter Earnings
•	Retail segment record contribution margin of $23.1 million

•	Refining completes major improvements to Tyler refinery

•	Board declares initial cash dividend
FRANKLIN, Tenn. – November 9, 2006 – Delek US Holdings, Inc. (NYSE: DK) today reported net income of $26.3 million, or $0.52 per basic share and $0.51 per diluted share, for the third quarter 2006 compared to $32.5 million, or $0.82 per basic and diluted share, for the third quarter 2005. For the first nine months of 2006, Delek reported a record net income of $81.4 million, or $1.78 per basic share and $1.75 per diluted share compared to $39.5 million or $1.00 per basic and diluted share for the first nine months of 2005.
     Consolidated: Net sales for the third quarter of 2006 were $920.9 million versus $698.7 million in the comparative 2005 third quarter, an increase of $222.2 million. The increase was primarily driven by sales from the new marketing segment, the additional retail stores which have been acquired from BP and Fast Petroleum in the previous twelve months, and improved sales at the Tyler refinery.
     Our segment contribution margin for the third quarter of 2006 was $58.7 million compared to $78.6 million in the 2005 third quarter. The changes in the segment contribution margin were primarily related to the drop in the 5-3-2 Gulf Coast crack spread, as well as a single purchase of initial inventory in our marketing and supply segment at a spot price which generated losses of $2.7 million due to an immediate drop in market value prior to the ultimate sale of such inventory.
     Our net income for the third quarter of 2006 was $26.3 million including the spot inventory purchase loss noted above, an unrealized loss on interest rate derivatives and a write-off of costs associated with an unsuccessful acquisition which totaled $3.0 million after tax.
     Uzi Yemin, President and Chief Executive Officer of Delek US, remarked, “We were especially pleased by the strong operational execution in our business during the third quarter and the first nine months of 2006. The third quarter was a quarter of tremendous growth for the Company with the completion of two major acquisitions, the completion of two projects at our Tyler refinery, and the start of a new marketing and supply business segment.”
     Refining Segment: The refining segment contribution margin was $36.5 million for the third quarter of 2006 compared to $60.3 million for the third quarter of 2005. The refinery operating gross margin for the quarter was $10.58 per barrel, which was 103% of the U.S. Gulf Coast 5-3-2 crack spread, compared to $15.01 per barrel, or 94% of the

U.S. Gulf Coast 5-3-2 crack spread, for the same quarter of 2005. The year-over-year decrease of $5.64 in the Gulf Coast 5-3-2 crack spread was partially offset by the increase in our overall refinery utilization margin compared to the U.S. Gulf Coast 5-3-2.
     Additionally, during the third quarter, we completed a major revamp project at our Tyler refinery that allows for the production of 22,000 barrels per day of Ultra Low Sulfur Diesel, an overall increase of over 83% from our prior capacity. This project was undertaken in order to comply with governmental regulations requiring a reduction in sulfur content for diesel. We also completed the construction of a new Sulfur Recovery Complex that increased our sulfur recovery capacity from 19 long tons per day to 35 long tons a day.
     In spite of the shutdown of the diesel hydrotreater for approximately one month, the refining segment produced net sales of $424.5 million by selling 5.1 million barrels of refined product compared with $399.1 million on the sale of 5.1 million barrels for the third quarter of 2005.
     Finally, our Board of Directors approved the commencement of engineering for a group of inter-related projects intended to improve profitability of the Tyler Refinery. These projects are anticipated to be implemented in conjunction with the completion of our Clean Fuels capital program, subject to deliveries of long-lead equipment, environmental permitting, and availability of skilled labor.
     Retail Segment: The retail segment reported a record contribution margin for the third quarter of 2006 of $23.1 million. The retail segment reported net sales of $401.8 million, an increase of 33.8% compared to the third quarter last year. During the quarter, Delek US completed the acquisition of 43 convenience stores from Fast Petroleum, increasing our stores in operation to 392 at the end of the third quarter, up from 328 at the same time in 2005. This acquisition provides Delek US with additional geographic store density between its core markets of middle Tennessee and northern Alabama.
     Merchandise sales for the quarter increased $12.5 million to $90.8 million compared to $78.3 million for the third quarter of 2005, an increase of 16%. The increase was driven by $11.2 million in merchandise sales associated with the acquired BP and Fast stores. Same-store merchandise sales increased 1.7% for the quarter. We continue to expand our focus on fountain and food service, realizing a same store sales increase of 12.9% in the category. The merchandise margin increased to 30.3% for the third quarter of 2006 from 29.2% for the same quarter last year. Consistent with the retail segment’s performance throughout 2006, the year over year improvement reflected increased sales of higher margin items, such as food, coffee and fountain drinks.
     The retail segment’s total fuel sales for the third quarter of 2006 increased 40.3% to $290.0 million from $206.7 million for the same quarter of 2005, primarily due to both the 9.3% increase in the average retail price per gallon of fuel to $2.71 for the latest quarter from $2.48 for the third quarter last year, and a 28.3% increase in gallons sold to 107.0 million from 83.4 million. This increase in gallons sold was primarily driven by the increased number of stores in operation, as well as by a 5.5% growth in same-store gallons sold. The retail fuel margin was $0.207 per gallon for the third quarter of 2006 compared to $0.208 per gallon for the third quarter of 2005.

     Marketing and Supply Segment: As part of Delek’s overall strategy to diversify and integrate its operational segments, we established a new operating segment during the quarter in conjunction with the acquisition from The Pride Companies. The new marketing and supply segment contributed $94.4 million to net sales for the quarter. From the date of acquisition, August 1, 2006 through September 30, 2006, the marketing and supply segment reported a contribution loss of $958 thousand. As discussed above, included in the contribution loss is an inventory loss of $2.7 million associated with the initial purchase of inventory. The marketing and supply segment reported total sales volume of 17,535 barrels per day during the quarter.
     Yemin added, “In addition to our operating performance for the third quarter, we are pleased to announce that the Delek US Board of Directors has voted to declare a cash dividend of $0.0375 per share, payable on December 7, 2006, to shareholders of record on November 20, 2006.”
     Conference Call: Delek US will hold a conference call to discuss this release today at 10:30 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.delekus.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 1118491, and the replay will also be available on the Company’s Web site for 90 days.
     About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply, and retail marketing. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of 392 company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart™, East Coast® and Discount Food Mart™ brand names.
     Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.
     Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities of refined petroleum products shipped on our pipelines and/or held in our terminals; reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities; potential conflicts of interest between Delek US’s major stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.
     Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Investor Relations Contact:
Assi Ginzburg	Scott Brittain
Vice President of Strategic Planning	Kristina Korte
Delek US Holdings, Inc.	Corporate Communications Inc.
615/224-1179	615-254-3376

U.S. Media Contact:	Israel Media Contact:
Paula Lovell	Lior Chorev
Lovell Communications Inc.	Arad Communications
615-297-7766	011-972-3-644-0404
615-972-2964 (Cell)

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	September 30,	December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$100,161	$62,568
Short-term investments	80,918	26,586
Accounts receivable	92,876	52,968
Inventory	117,361	101,294
Income tax receivable	1,018	—
Other current assets	24,502	8,405

Total current assets	416,836	251,821

Property, plant and equipment:
Property, plant and equipment	475,839	317,118
Less: accumulated depreciation	(60,837)	(46,523)

Total property, plant and equipment, net	415,002	270,595

Goodwill	82,484	63,711
Other Intangibles	13,701	549
Note receivable from a related party	–	200
Other noncurrent assets	17,392	19,284

Total assets	$945,415	$606,160

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$62,551	$35,392
Account payable to a related party	125	—
Fuel payable	135,386	109,154
Current portion of long-term debt	25,493	1,696
Interest payable	2,007	1,870
Related party interest payable	—	2,870
Other taxes payable	13,032	11,760
Accrued employee costs	3,384	4,649
Income taxes payable	—	202
Accrued expenses and other current liabilities	8,841	8,221

Total current liabilities	250,819	175,814

Noncurrent liabilities:
Long-term debt, net of current portion	260,813	224,559
Notes payable to related parties	—	42,500
Accrued lease liability	4,241	3,754
Deferred revenue, net of current portion	1,588	1,434
Asset retirement obligations	3,895	3,393
Deferred tax liabilities	41,965	27,530
Other noncurrent liabilities	11,677	7,306

Total noncurrent liabilities	324,179	310,476

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 50,889,869 shares and 39,389,869 shares issued and outstanding respectively	509	394
Additional paid-in capital	209,753	40,727
Retained earnings	160,155	78,749

Total shareholders’ equity	370,417	119,870

Total liabilities and shareholders’ equity	$945,415	$606,160

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net sales	$920,851	$698,747	$2,400,200	$1,387,541

Operating costs and expenses:
Cost of goods sold	817,413	581,184	2,094,072	1,179,495
Operating expenses	44,767	38,988	128,852	92,286
General and administrative expenses	10,032	7,405	27,171	17,037
Depreciation and amortization	5,733	4,305	14,815	11,472
Loss (gain) on disposal of assets	5	544	6	(1,638)
Losses on forward contract activities	—	10,923	54	10,923

	877,950	643,349	2,264,970	1,309,575

Operating income	42,901	55,398	135,230	77,966

Interest expense	5,443	5,531	17,082	11,858
Interest income	(2,430)	(1,068)	(4,975)	(1,093)
Deferred finance cost written off in connection with Refinance	—	—	—	3,466
Interest expense to related parties	—	852	1,019	2,287
(Gain) loss on interest rate derivative instruments	1,363	(1,015)	(161)	(1,014)
Guarantee fees to related parties	—	188	210	313

	4,376	4,488	13,175	15,817

Income before income tax expense and cumulative effect of change in accounting policy	38,525	50,910	122,055	62,149

Income tax expense	12,182	18,418	40,649	22,362

Income before cumulative effect of change in accounting policy	26,343	32,492	81,406	39,787

Cumulative effect of change in accounting policy, net	—	—	—	267

Net income	$26,343	$32,492	$81,406	$39,520

Basic earnings per share:
Income before cumulative effect of change in accounting policy	$0.52	$0.82	$1.78	$0.99
Cumulative effect of change in accounting policy, net	—	—	—	0.01

Net income	$0.52	$0.82	$1.78	$1.00

Diluted earnings per share:
Income before cumulative effect of change in accounting policy	$0.51	$0.82	$1.75	$0.99
Cumulative effect of change in accounting policy, net	—	—	—	0.01

Net income	$0.51	$0.82	$1.75	$1.00

Basic and diluted weighted average common shares outstanding
Basic	50,889,869	39,389,869	45,778,758	39,389,869

Diluted	52,005,795	39,389,869	46,516,789	39,389,869

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	For the Nine Months Ended
	September 30,
	2006	2005

Cash flows from operating activities:
Net income	$81,406	$39,520
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	17,410	13,301
Accretion of asset retirement obligations	239	—
Deferred income taxes	12,623	(287)
(Gain) loss on interest rate derivative instruments	(161)	(1,014)
(Gain) loss on disposal of assets	6	(1,638)
Deferred financing costs written-off in connection with refinance	—	3,466
Unrealized (gain) loss on short-term investments	(100)	—
Unrealized (gain) loss on fuel derivative instruments	—	10,923
Non-cash stock compensation expense	1,611	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(39,908)	(74,197)
Inventory	(11,417)	18,630
Other current assets	(19,000)	(449)
Other noncurrent assets	1,511	564
Accounts payable	27,159	93,800
Accounts payable to a related party	125	—
Fuel payable	26,232	5,371
Interest payable	175	889
Related party interest payable	(2,908)	—
Other taxes payable	1,054	1,112
Accrued employee costs	(1,265)	877
Income taxes payable	(1,220)	21,719
Accrued expenses and other current liabilities	914	5,520
Asset retirement obligations	(412)	395
Other noncurrent liabilities	1,193	728

Net cash provided by operating activities	95,267	139,230

Cash flows from investing activities:
Purchases of short-term investments	(446,792)	—
Sales of short-term investments	392,560	—
Return of escrow deposit made with Escrow Agent	5,000	(5,061)
Purchase price adjustments	187	(91)
Business combinations, net of cash acquired	(107,285)	(73,132)
Purchases of property, plant and equipment	(84,574)	(8,415)
Proceeds from the sale of convenience store assets	—	3,111

Net cash used in investing activities	(240,904)	(83,588)

Cash flows from financing activities:
Proceeds from issuance of common stock	167,531	—
Net proceeds (payments) on short-term debt	24,300	—
Net proceeds (payments) on long-term debt	35,782	48,461
Net proceeds from notes receivable (payable) related parties	(42,300)	31,500
Payments on capital lease obligations	—	(616)
Proceed from (payments on) short-term notes – other	(31)	—
Decrease in restricted cash	—	3,717
Deferred financing costs paid	(2,052)	(13,783)

Net cash provided by financing activities	183,230	69,279

Net increase in cash and cash equivalents	37,593	124,921
Cash and cash equivalents at beginning of period	62,568	22,106

Cash and cash equivalents at end of period	$100,161	$147,027

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$18,722	$10,502
Income Taxes	$29,557	$750

Assets acquired via the issuance of notes payable	—	$40

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Segment Statistics
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REFINING SEGMENT (1) :
Days operated in period	92	92	273	155
Total sales volume (average barrels per day)	55,181	55,511	55,498	52,646

Products manufactured (average barrels per day):
Gasoline	30,500	27,816	29,974	27,366
Diesel/Jet	19,957	21,834	21,811	21,288
Petrochemicals, LPG, NGLs	2,508	2,586	2,401	2,517
Other	2,243	1,166	2,495	1,061
Total production	55,207	53,402	56,681	52,232

Throughput (average barrels per day):
Crude oil	55,670	53,944	56,546	52,887
Other feedstocks	1,062	854	1,342	878
Total throughput	56,731	54,798	57,888	53,765

Per barrel of sales:
Refining operating margin (2)	$10.58	$15.01	$11.98	$12.23
Direct operating expenses	$3.39	$3.20	$3.44	$3.39

Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$70.69	$63.14	$68.30	$59.02
US Gulf Coast 5-3-2 crack spread (per barrel)	$10.29	$15.93	$11.28	$12.94
US Gulf Coast Unleaded Gasoline (per gallon)	$1.93	$1.93	$1.92	$1.74
Low sulfur diesel (per gallon)	$2.08	$1.90	$2.00	$1.62
Natural gas — (per MMBTU)	$6.18	$6.84	$6.89	$8.40

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
MARKETING SEGMENT:
Days operated in period	61		61
Total sales volume (average barrels per day)	17,535		17,535
Products sold (average barrels per day):
Gasoline	7,902		7,902
Diesel/Jet	9,590		9,590
Other	43		43
Total sales	17,535		17,535
Direct Operating Expenses (per barrel of sales)	$0.12		$0.12

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
RETAIL SEGMENT:
Number of stores (end of period)	392	328	392	328
Average number of stores	385	329	361	329
Retail fuel sales (thousands of gallons)	107,003	83,433	292,424	249,507
Average retail gallons per average number of stores (in thousands)	278	254	810	761
Retail fuel margin ($ per gallon)	$0.207	$0.208	$0.165	$0.164
Merchandise sales (in thousands)	$90,760	$78,339	$245,960	$219,840
Merchandise margin %	30.3%	29.2%	30.5%	30.0%

Credit expense (% of gross margin) (3)	6.6%	5.8%	7.4%	5.7%
Merchandise and cash over/short (% of net sales) (4)	0.3%	0.3%	0.3%	0.3%
Operating expense/merchandise sales plus total gallons (5)	13.2%	13.4%	13.6%	13.2%

(1)	2005 comparative amounts reflect Refining operations from the date of acquisition, April 29, 2005, through the end of the three months or nine months ended period.

(2)	Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt’s quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

(3)	Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.

(4)	Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.

(5)	Operating expense for our retail segment divided by merchandise sales plus total gallons sold is a ratio we use to measure store operating performance — especially operating expense control. Total gallons are used rather than net fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Segment Data
(In thousands)
The following is a summary of business segment operating performance as measured by contribution margin for the period indicated:

	As of and for the Three Months Ended September 30, 2006
				Corporate,
				Other and
	Refining	Retail	Marketing and Supply	Eliminations	Consolidated
Net sales	$424,472	$401,801	$94,393	$185	$920,851
Operating costs and expenses:
Cost of goods sold	370,765	351,496	95,153	(1)	817,413
Operating expenses	17,221	27,220	198	128	44,767

Segment contribution margin	36,486	23,085	(958)	58	58,671

General and administrative expenses					10,032
Depreciation and amortization					5,733
Loss on disposal of assets					5

Operating income					$42,901

	As of and for the Three Months Ended September 30, 2005
		(Excluding Refining which was for the period from
		April 29, 2005 though September 30, 2005)
				Corporate,
				Other and
	Refining	Retail	Marketing and Supply	Eliminations	Consolidated
Net sales	$399,119	$300,385	$—	$(757)	$698,747
Operating costs and expenses:
Cost of goods sold	322,450	259,635	—	(901)	581,184
Operating expenses	16,320	22,608	—	60	38,988

Segment contribution margin	60,349	18,142	—	84	78,575

General and administrative expenses					7,405
Depreciation and amortization					4,305
Gain on disposal of assets					544
Losses on forward contract activities					10,923

Operating income					$55,398

	As of and for the Nine Months Ended September 30, 2006
				Corporate,
				Other and
	Refining	Retail	Marketing and Supply	Eliminations	Consolidated
Net sales	$1,240,574	$1,064,997	$94,393	$236	$2,400,200
Operating costs and expenses:
Cost of goods sold	1,058,997	940,078	95,153	(156)	2,094,072
Operating expenses	52,121	76,214	198	319	128,852

Segment contribution margin	129,456	48,705	(958)	73	177,276

General and administrative expenses					27,171
Depreciation and amortization					14,815
Loss on disposal of assets					6
Losses on forward contract activities					54

Operating income					$135,230

	As of and for the Nine Months Ended September 30, 2005
		(Excluding Refining which was for the period from
		April 29, 2005 though September 30, 2005)
				Corporate,
				Other and
	Refining	Retail	Marketing and Supply	Eliminations	Consolidated
Net sales	$589,214	$798,974	$—	$(647)	$1,387,541
Operating costs and expenses:
Cost of goods sold	489,401	690,982	—	(888)	1,179,495
Operating expenses	27,636	64,402	—	248	92,286

Segment contribution margin	72,177	43,590	—	(7)	115,760

General and administrative expenses					17,037
Depreciation and amortization					11,472
Loss on disposal of assets					(1,638)
Losses on forward contract activities					10,923

Operating income					$77,966

-END-